                                                                     EXHIBIT 3.2

                           PROVISIONS ATTACHING TO THE

           EXCHANGEABLE SHARES OF CAPITAL ENVIRONMENTAL RESOURCE INC.

The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1
                                INTERPRETATION

1.1 For the purposes of these share provisions, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings, respectively:

         "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person of the power to direct or cause the direction of the management and policies of that first mentioned person through the direct or indirect ownership of over 50% of the voting securities;

         "ARRANGEMENT" means the arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which plan these share provisions are attached as Appendix 1 and which Plan of Arrangement (other than Appendix 1 thereto) is attached to these share provisions as Exhibit A, subject to any amendments or variations thereto made in accordance with section
         6.1 of the Arrangement Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

         "ARRANGEMENT AGREEMENT" means the agreement made June 9, 2004 among WSI, CERI and Capital Holdings, as amended, supplemented or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

         "BOARD OF DIRECTORS" means the board of directors of CERI;

         "BUSINESS DAY" means any day on which commercial banks are generally open for business in New York, New York and Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a statutory holiday in New York, New York under the laws of the State of New York or the federal laws of the United States of America or in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada;

         "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a currency other than Canadian dollars (the "FOREIGN CURRENCY AMOUNT") at any date, the product obtained by multiplying:

         (a)      the Foreign Currency Amount by,

         (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

         "CAPITAL HOLDINGS" means Capital Environmental Holdings Company, an unlimited liability company existing under the laws of the Province of Nova Scotia and a subsidiary of WSI;

         "CAPITAL HOLDINGS CALL NOTICE" has the meaning ascribed thereto in
         Section 6.3 hereof;

         "CERI" means Capital Environmental Resource Inc., a company existing under the laws of the Province of Ontario;

         "CERI COMMON SHARES" means the voting common shares in the capital of CERI;

         "CERI PREFERRED SHARES" means the preferred shares in the capital of CERI;

         "COURT" means the Ontario Superior Court of Justice;

         "CURRENT MARKET PRICE" means, in respect of a WSI Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and ask prices of WSI Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on NASDAQ, or, if the WSI Common Shares are not then quoted on NASDAQ, on such other stock exchange or automated quotation system on which the WSI Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors, acting reasonably and in good faith, the public distribution or trading activity of WSI Common Shares during such period (whether or not traded on a stock exchange or automated quotation system) does not create a market which reflects the fair market value of a WSI Common Share, then the Current Market Price of a WSI Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

         "DIRECTOR" means the Director appointed pursuant to section 278 of the OBCA;

         "DIVIDEND AMOUNT" has the meaning ascribed thereto in Section 6.3 hereof;

         "DROP DEAD DATE" means August 31, 2004, or such later date as may be mutually agreed to by the parties to the Arrangement Agreement;

         "EFFECTIVE DATE" means the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement, provided that such date occurs on or prior to the Drop Dead Date;

         "EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as a separate class of shareholders of CERI, including to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares to maintain their economic equivalence with the WSI Common Shares, but, for greater certainty, does not include any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement;

         "EXCHANGEABLE SHARES" means the exchangeable shares in the capital of CERI, having the rights, privileges, restrictions and conditions set forth herein;

         "FINAL ORDER" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

         "GOVERNMENTAL ENTITY" means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board or authority of any of the foregoing, (c) any regulatory agency or self-regulatory authority (including the Ontario Securities Commission, the Quebec Securities Commission, the NASDAQ and the United States Securities and Exchange Commission) or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

         "ITA" means the Income Tax Act (Canada), as amended;

         "LIQUIDATION AMOUNT" has the meaning ascribed thereto in Section 5.1 hereof;

         "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in section
         5.1 of the Plan of Arrangement;

         "LIQUIDATION DATE" has the meaning ascribed thereto in Section 5.1 hereof;

         "NASDAQ" means the NASDAQ National Market;

         "OBCA" means the Business Corporations Act (Ontario), as now in effect and as may be amended from time to time prior to the Effective Date;

         "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

         "PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form and content of Schedule C annexed to the Arrangement Agreement and any amendments or variations thereto made in accordance with section 6.1 of the Arrangement Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

         "PURCHASE PRICE" has the meaning ascribed thereto in Section 6.3 hereof;

         "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 5.2 of the Plan of Arrangement;

         "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in section 5.2 of the Plan of Arrangement;

         "REDEMPTION DATE" means the date, if any, established by the Board of Directors for the redemption by CERI of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than December 31, 2016, unless:

         (a) there are fewer than one million Exchangeable Shares outstanding (other than Exchangeable Shares held by WSI and its affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to December 31, 2016 as it may determine, upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee;

         (b) a WSI Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such WSI Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such WSI Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to December 31, 2016 as it may determine, upon such number of days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

         (c) an Exchangeable Share Voting Event is proposed and (i) the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event and
                  (ii) the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of Exchangeable Shares failed to take such action and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances; or

         (d) applicable Canadian tax legislation is amended and becomes effective such that substantially all holders of Exchangeable Shares who are residents of Canada (which shall be deemed to include holders of all but one million of the issued and outstanding Exchangeable Shares, other than WSI and its affiliates and non-residents of Canada) may exchange their Exchangeable Shares for WSI Common Shares on a tax deferred basis, in which case the Board of Directors may accelerate such Redemption Date to such date prior to December 31, 2016 as they may determine, upon at least 60 days' prior written notice to the registered holders of Exchangeable Shares and the Trustee, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to any holder of Exchangeable Shares shall not affect the validity of any such redemption;

         "REDEMPTION PRICE" has the meaning ascribed thereto in Section 7.1 hereof;

         "RETRACTED SHARES" has the meaning ascribed thereto in Section 6.1(a) hereof;

         "RETRACTION CALL RIGHT" has the meaning ascribed thereto in Section 6.1(c) hereof;

         "RETRACTION DATE" has the meaning ascribed thereto in Section 6.1(b) hereof;

         "RETRACTION PRICE" has the meaning ascribed thereto in Section 6.1 hereof;

         "RETRACTION REQUEST" has the meaning ascribed thereto in Section 6.1 hereof;

         "SECURITIES ACT" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

         "SUPPORT AGREEMENT" means an agreement to be made among CERI, WSI and Capital Holdings substantially in the form and content of Schedule D annexed to the Arrangement Agreement, with such changes thereto as the parties to the Arrangement Agreement, acting reasonably, may agree, a copy of which is available at the records office of CERI;

         "TRANSFER AGENT" means American Stock Transfer & Trust Company or such other Person as may from time to time be appointed by CERI as the registrar and transfer agent for the Exchangeable Shares;

         "TRUSTEE" means the trustee chosen by CERI and WSI, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation existing under the laws of Canada or any province therein and authorized to carry on the business of a trust company in Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

         "VOTING AND EXCHANGE TRUST AGREEMENT" means an agreement to be made between WSI, CERI and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule E annexed to the Arrangement Agreement, with such changes thereto as the parties to the Arrangement Agreement, acting reasonably, may agree;

         "WSI" means Waste Services, Inc., a corporation existing under the laws of the State of Delaware;

         "WSI COMMON SHARES" means the shares of common stock in the capital of WSI and any other securities into which such shares may be changed;

         "WSI CONTROL TRANSACTION" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving WSI (other than internal reorganizations or transactions in the ordinary course which do not result in a change of control of WSI) or any proposal to do so that has been approved by the Board of Directors and recommended to the shareholders of WSI for approval; and

         "WSI DIVIDEND DECLARATION DATE" means the date on which the board of directors of WSI declares any dividend on the WSI Common Shares.

1.2 The division of these share provisions into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of these share provisions. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number or a letter refer to the specified Article or Section of these share provisions. The terms "these share provisions", "hereof", "herein" and "hereunder" and similar expressions refer to these share provisions and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3 If any date on which any action is required to be taken under these share provisions is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

                                   ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the CERI Common Shares, the CERI Preferred Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of CERI, whether voluntary or involuntary, or any other distribution of the assets of CERI, among its shareholders for the purpose of winding up its affairs.

                                   ARTICLE 3
                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each WSI Dividend Declaration Date, declare a dividend on each Exchangeable Share:

         (a) in the case of a cash dividend declared on the WSI Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof, on the WSI Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each WSI Common Share;

         (b) in the case of a stock dividend declared on the WSI Common Shares to be paid in WSI Common Shares, by the issue or transfer by CERI of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of WSI Common Shares to be paid on each WSI Common Share unless in lieu of such stock dividend CERI elects to effect a corresponding, contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with Section 3.5 hereof) subdivision of the outstanding Exchangeable Shares; and

         (c) in the case of a dividend declared on the WSI Common Shares in property other than cash or WSI Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the Board of Directors, acting reasonably in accordance with Section 3.5 hereof) to the type and amount of property declared as a dividend on each WSI Common Share.

                Such dividends shall be paid out of money, assets or property of CERI properly applicable to the payment of dividends, or out of authorized but unissued shares of CERI, as applicable.

3.2 Cheques of CERI payable at par at any branch of the bankers of CERI shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by CERI in such manner as it shall determine and the issuance, distribution or transfer thereof by CERI to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against CERI any dividend that is represented by a cheque that has not been duly presented to CERI's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the WSI Common Shares.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which CERI shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Section 3.1 hereof, and each such determination shall be conclusive and binding on CERI and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

         (a) in the case of any stock dividend or other distribution payable in WSI Common Shares, the number of such shares issued in proportion to the number of WSI Common Shares previously outstanding;

         (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase WSI Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire WSI Common Shares), the terms of such rights, options or warrants and the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each WSI Common Share and the Current Market Price;

         (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of WSI of any class other than WSI Common Shares, any rights, options or warrants other than those referred to in Section 3.5(b) above, any evidences of indebtedness of WSI or any assets of WSI), the relationship between the fair market value (as determined by the Board of Directors, acting reasonably) of such property to be issued or distributed with respect to each outstanding WSI Common Share and the Current Market Price; and

         (d) in the case of any subdivision, redivision or change of the then outstanding WSI Common Shares into a greater number of WSI Common Shares or the reduction, combination, consolidation or change of the then outstanding WSI Common Shares into a lesser number of WSI Common Shares or any amalgamation, merger, reorganization or other transaction affecting WSI Common Shares, the effect thereof upon the then outstanding WSI Common Shares.

                                   ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, CERI shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 hereof:

         (a) pay any dividends on the CERI Common Shares, CERI Preferred Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in CERI Common Shares, CERI Preferred Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

         (b) redeem or purchase or make any capital distribution in respect of CERI Common Shares, CERI Preferred Shares or any other shares ranking junior to the Exchangeable Shares;

         (c) redeem or purchase any other shares of CERI ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

         (d) issue any Exchangeable Shares or any other shares of CERI ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

The restrictions in Sections 4.1(a), (b), (c) and (d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the WSI Common Shares shall have been declared and paid on the Exchangeable Shares.

                                   ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of CERI or any other distribution of the assets of CERI among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of CERI in respect of each Exchangeable Share held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of CERI among the holders of the CERI Common Shares, CERI Preferred Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Current Market Price on the last Business Day prior to the Liquidation Date (the "LIQUIDATION Amount"), which shall be satisfied in full by CERI causing to be delivered to such holder one WSI Common Share, together with all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom).

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Capital Holdings of the Liquidation Call Right, CERI shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of CERI and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of CERI or at any office of the Transfer Agent as may be specified by CERI by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of shareholders of CERI for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of CERI or at any office of the Transfer Agent as may be specified by CERI by notice to the holders of Exchangeable Shares, on behalf of CERI of certificates representing WSI Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of CERI payable at par at any branch of the bankers of CERI in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. CERI shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares thereafter shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the WSI Common Shares delivered to them or the custodian on their behalf.

5.3 After CERI has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Sections 5.1 and 5.2 hereof, such holders shall not be entitled to share in any further distribution of the assets of CERI.

                                   ARTICLE 6
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Capital Holdings of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require CERI to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a WSI Common Share on the last Business Day prior to the Retraction Date (the "RETRACTION PRICE"), which shall be satisfied in full by CERI causing to be delivered to such holder one WSI Common Share for each Exchangeable Share presented and surrendered by the holder, together with, on the payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). To effect such redemption, the holder shall present and surrender at the registered office of CERI or at any office of the Transfer Agent as may be specified by CERI by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have CERI redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of CERI and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in the form of Schedule A hereto or in such other form as may be acceptable to
CERI:

         (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by CERI;

         (b) stating the Business Day on which the holder desires to have CERI redeem the Retracted Shares (the "RETRACTION DATE"), provided that (i) the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by CERI and (ii) in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by CERI and provided further that if the Retraction Date resulting from the foregoing is not a Tuesday or Friday then the Retraction Date shall be the nearest following Tuesday or Friday (or, if such Tuesday or Friday is not a Business Day, the Business Day preceding such Tuesday or Friday); and

         (c) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of Capital Holdings to purchase all but not less than all of the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Capital Holdings in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2 Subject to the exercise by Capital Holdings of the Retraction Call Right, upon receipt by CERI or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, CERI shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares, provided that all declared and unpaid dividends for which the record date has occurred prior to the Retraction Date shall be paid on the payment date for such dividends. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Capital Holdings pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of CERI.

6.3 Upon receipt by CERI of a Retraction Request, CERI shall immediately notify Capital Holdings thereof and shall provide to Capital Holdings a copy of the Retraction Request. In order to exercise the Retraction Call Right, Capital Holdings must notify CERI of its determination to do so (the "CAPITAL HOLDINGS CALL NOTICE") within five Business Days of notification to Capital Holdings by CERI of the receipt by CERI of the Retraction Request. If Capital Holdings does not so notify CERI within such five Business Day period, CERI will notify the holder as soon as possible thereafter that Capital Holdings will not exercise the Retraction Call Right. If Capital Holdings delivers the Capital Holdings Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Capital Holdings in accordance with the Retraction Call Right. In such event, CERI shall not redeem the Retracted Shares and Capital Holdings shall purchase from such holder and such holder shall sell to Capital Holdings on the Retraction Date the Retracted Shares for a purchase price (the "PURCHASE PRICE") per share equal to the Retraction Price per share, which shall be satisfied in full by Capital Holdings causing to be delivered to such holder one WSI Common Share for each purchased Exchangeable Share, plus, on the designated payment date therefor, to the extent not paid by CERI on the designated payment date therefor, an additional amount equivalent to the full amount of all declared and unpaid dividends on those Retracted Shares held by such holder on any dividend record date which occurred prior to the Retraction Date (the "DIVIDEND AMOUNT"). For the purposes of completing a purchase pursuant to the Retraction Call Right, Capital Holdings shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing WSI Common Shares and a cheque or cheques of Capital Holdings payable at par at any branch of the bankers of Capital Holdings representing the aggregate Dividend Amount, less any amounts withheld on account of tax required to be deducted and withheld therefrom pursuant to Section 13.3. Provided that Capital Holdings has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by CERI of such Retracted Shares shall take place on the Retraction Date. In the event that Capital Holdings does not deliver a Capital Holdings Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, CERI shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 CERI or Capital Holdings, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of shareholders of CERI for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of CERI or at any office of the Transfer Agent as may be specified by CERI by notice to the holders of Exchangeable Shares, certificates representing the WSI Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of CERI or Capital Holdings, as applicable, representing the aggregate Dividend Amount, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of CERI or by Capital Holdings, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of share certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by CERI or purchased by Capital Holdings shall thereafter be considered and deemed for all purposes to be a holder of the WSI Common Shares delivered to it.

6.6 Notwithstanding any other provision of this Article 6, CERI shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If CERI believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Capital Holdings shall not have exercised the Retraction Call Right with respect to the Retracted Shares, CERI shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by CERI. In any case in which the redemption by CERI of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, CERI shall redeem Retracted Shares in accordance with Section 6.2 hereof on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of CERI, representing the Retracted Shares not redeemed by CERI pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by CERI pursuant to Section 6.2 hereof as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require WSI to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by WSI to such holder of the Purchase Price for each such Retracted Share pursuant to the terms of the Voting and Exchange Trust Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to CERI before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Capital Holdings shall be deemed to have been revoked.

                                   ARTICLE 7
                    REDEMPTION OF EXCHANGEABLE SHARES BY CERI

7.1 Subject to applicable law, and provided Capital Holdings has not exercised the Redemption Call Right, CERI shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of a WSI Common Share on the last Business Day prior to the Redemption Date (the "REDEMPTION PRICE"), which shall be satisfied in full by CERI causing to be delivered to each holder of Exchangeable Shares one WSI Common Share for each Exchangeable Share held by such holder, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom).

7.2             In any case of a redemption of Exchangeable Shares under this
Article 7, CERI shall, at least 30 days before the Redemption Date (other than a Redemption Date established in connection with a WSI Control Transaction or an Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by CERI or the purchase by Capital Holdings under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a WSI Control Transaction or an Exchangeable Share Voting Event, the written notice of redemption by CERI or the purchase by Capital

Holdings under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of CERI to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or promptly after the Redemption Date and subject to the exercise by Capital Holdings of the Redemption Call Right, CERI shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of CERI, or at any office of the Transfer Agent as may be specified by CERI in such notice, of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of CERI and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the register of shareholders of CERI or by holding for pick-up by the holder at the registered office of CERI or at any office of the Transfer Agent as may be specified by CERI in such notice, on behalf of CERI of certificates representing WSI Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of CERI payable at par at any branch of the bankers of CERI in payment of any such dividends, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. CERI shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of such dividends on (except as provided in the preceding sentence) the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so deposited and all dividends and other distributions with respect to the WSI Common Shares to which such holders are entitled with a record date on or after the Redemption Date and before the time at which such holders become the holders of such WSI Common Shares provided that a corresponding amount has not been received by such holders on their Exchangeable Shares (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) without interest, against presentation and surrender of the said certificates for such Exchangeable Shares held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the WSI Common Shares delivered to them or the custodian on their behalf.

                                   ARTICLE 8
                            PURCHASE FOR CANCELLATION

8.1 Subject to applicable law, CERI may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or if the Exchangeable Shares are listed or quoted on any stock exchange or automated quotation system, through the facilities of such stock exchange or automated quotation system on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this Section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to CERI than CERI is prepared to purchase, the Exchangeable Shares to be purchased by CERI shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to CERI, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than CERI is prepared to purchase after CERI has purchased all the shares tendered at lower prices. If only part of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of CERI. In addition to the foregoing, subject to applicable law, CERI may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares by private agreement with any holder thereof.

                                   ARTICLE 9
                                 VOTING RIGHTS

9.1 The holders of the Exchangeable Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of CERI and to vote at any such meeting. Each holder of Exchangeable Shares shall be entitled to 1/10 of one vote for each Exchangeable Share registered in the name of such holder.

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed, but only with the approval of the holders of the Exchangeable Shares voting separately as a class and given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares, or any other matter requiring the approval or consent of the holders of the Exchangeable Shares voting separately as a class, shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 20% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 20% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 11
            RECIPROCAL CHANGES, ETC. IN RESPECT OF WSI COMMON SHARES

11.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that WSI will not without the prior approval of CERI and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 hereof:

         (a) issue or distribute WSI Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire WSI Common Shares) to the holders of all or substantially all of the then outstanding WSI Common Shares by way of stock dividend or other distribution, other than an issue of WSI Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire WSI Common Shares) to holders of WSI Common Shares who exercise an option to receive dividends in WSI Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire WSI Common Shares) in lieu of receiving cash dividends;

         (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding WSI Common Shares entitling them to subscribe for or to purchase WSI Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire WSI Common Shares); or

         (c) issue or distribute to the holders of all or substantially all of the then outstanding WSI Common Shares:

                (i) shares or securities of WSI of any class other than WSI Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire WSI Common Shares, subject to Section 11.1(a) hereof);

                (ii) rights, options or warrants other than those referred to in Section 11.1(b) above;

                (iii)  evidences of indebtedness of WSI; or

                (iv)   assets of WSI,

unless the economic equivalent on a per share basis of such WSI Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire WSI Common Shares), rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed or otherwise provided simultaneously to holders of the Exchangeable Shares.

11.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that WSI will not without the prior approval of CERI and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 hereof:

         (a) subdivide, redivide or change the then outstanding WSI Common Shares into a greater number of WSI Common Shares;

         (b) reduce, combine, consolidate or change the then outstanding WSI Common Shares into a lesser number of WSI Common Shares; or

         (c) reclassify or otherwise change the WSI Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the WSI Common Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 hereof.

                                   ARTICLE 12
                     ACTIONS BY CERI UNDER SUPPORT AGREEMENT

12.1 CERI will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by WSI, Capital Holdings and CERI with all provisions of the Support Agreement applicable to WSI, Capital Holdings and CERI, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of CERI all rights and benefits in favour of CERI under or pursuant to such agreement.

12.2 CERI shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 hereof other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

         (a) adding to the covenants of the other parties to such agreement for the protection of CERI or the holders of the Exchangeable Shares thereunder;

         (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (c) making such changes in or corrections to such agreement which, on the advice of counsel to CERI, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                     LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange rights and automatic exchange thereunder).

13.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Capital Holdings, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of CERI or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Capital Holdings as therein provided.

13.3 WSI, Capital Holdings, CERI and the Transfer Agent shall be entitled to deduct and withhold from any consideration otherwise payable to any holder of Exchangeable Shares such amounts as WSI, Capital Holdings, CERI or the Transfer Agent determines, acting reasonably, are required or permitted to be deducted and withheld with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, WSI, Capital Holdings, CERI and the Transfer Agent are hereby authorized to exchange such number of Exchangeable Shares for WSI Common Shares and sell or otherwise dispose of such number of WSI Common Shares as is necessary to provide sufficient funds to WSI, Capital Holdings, CERI or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and WSI, Capital Holdings, CERI or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 14
                                     NOTICES

14.1 Any notice, request or other communication to be given to CERI by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of CERI and addressed to the attention of the Secretary of CERI. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by CERI.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to CERI or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of CERI or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of CERI or to such office of the Transfer Agent as may be specified in writing by CERI, in each case, addressed to the attention of the Secretary of CERI. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by CERI or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of CERI shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of CERI or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by CERI pursuant thereto.

                                   SCHEDULE A

                               RETRACTION REQUEST

To: Waste Services (CA) Inc. (formerly Capital Environmental Resource Inc.) (the "CORPORATION") and Capital Environmental Holdings Company ("CAPITAL HOLDINGS")

         This Retraction Request is given pursuant to Article 6 of the provisions (the "SHARE PROVISIONS") attaching to the exchangeable shares in the capital of the Corporation represented by the share certificate attached hereto. All capitalized words and expressions used in this Retraction Request and not otherwise defined herein shall have the meanings ascribed to such words and expressions, respectively, in the Share Provisions.

         The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem, in accordance with Article 6 of the Share Provisions:

         [ ]    all share(s) represented by the attached share certificate; or

         [ ] _____________ share(s) only of the shares represented by the attached share certificate.

         The undersigned hereby notifies the Corporation that the Retraction Date shall be ____________________.

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this Retraction Request is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation. Further, if the Retraction Date resulting from the foregoing is not a Tuesday or Friday, then the Retraction Date shall be the nearest following Tuesday or Friday (or, if such Tuesday or Friday is not a Business Day, the Business Day preceding such Tuesday or Friday).

         The undersigned acknowledges the overriding Retraction Call Right of Capital Holdings to purchase all but not less than all of the Retracted Shares from the undersigned and that this Retraction Request is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Capital Holdings in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Capital Holdings, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

         The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares and provided that Capital Holdings shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Waste Services, Inc. to purchase the unredeemed Retracted Shares.

         The undersigned hereby represents and warrants to Capital Holdings and the Corporation that the undersigned:

         [ ] is a non-resident of Canada for purposes of the Income Tax Act (Canada) and is a resident of _____________

              or           (select one)

         [ ] is not a non-resident of Canada for purposes of the Income Tax Act (Canada).

THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

         The undersigned hereby represents and warrants to Capital Holdings and the Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Capital Holdings or the Corporation, as the case may be, free and clear of all liens, claims and encumbrances.


--------------------------------------------------------------------------------
   (Date)          (Signature of Shareholder)       (Guarantee of Signature)


[ ] Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and the certificate representing Exchangeable Shares, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.


Date:
     ---------------------------------------


Name of Person in Whose Name Securities or Cheque(s)
Are to be Registered, Issued or Delivered (please print):
                                                         -----------------------

Street Address or P.O. Box:
                           -----------------------------------------------------

Signature of Shareholder:
                         -------------------------------------------------------

City, Province and Postal Code:
                               -------------------------------------------------


Signature Guaranteed by:
                        --------------------------------------------------------

NOTE: If this Retraction Request is for less than all of the shares represented by the attached share certificate, a certificate representing the remaining Exchangeable Share(s) represented by the attached share certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the share transfer power on the share certificate is duly completed in respect of such share(s).